EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2 of Technest Holdings, Inc. and subsidiaries (the "Registration Statement"), of our report dated Sept 9, 2004 relating to our audit of E-OIR Technologies, Inc., appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
June 29, 2006